AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON
                                              NOVEMBER 13, 1995
=================================================================
               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549
                       __________________

                            FORM S-8
                     REGISTRATION STATEMENT
                             UNDER
                   THE SECURITIES ACT OF 1933
                         ______________

                THE CHASE MANHATTAN CORPORATION
     (Exact name of Registrant as specified in its charter)

      Delaware                             13-2633613
(State or other jurisdiction (I.R.S. Employer Identification No.) of incorporation or organization)

       1 Chase Manhattan Plaza, New York, New York 10081
                         (212) 552-2222
(Address, including zip code, and telephone number, including ar ea code, of Registrant's principal executive offices)

               THE CHASE MANHATTAN STOCK OPTION
                     PROGRAM FOR EMPLOYEES
                    (Full Title of the Plan)
                         _______________

    ARJUN K. MATHRANI                     LESTER J. STEPHENS, JR.
 Executive Vice President                  Senior Vice President
and Chief Financial Officer                   and Controller

   RICHARD J. CANTY                           RONALD C. MAYER
Executive Vice President                         Secretary
     and Treasurer

       1 Chase Manhattan Plaza, New York, New York 10081
                         (212) 552-2222
(Name, address, including zip code, and telephone number, including area code, of agents for service)

                           Copies to:
                     ROBERT B. ADAMS, ESQ.
                The Chase Manhattan Corporation
                      1 Chase Manhattan Plaza
                    New York, New York  10081
                         _________________



                CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------
Title of      Amount to Be   Proposed    Proposed      Amount of
Securities    Registered     Maximum     Maximum     Registration
to be                        Offering    Aggregate       Fee
Registered                   Price Per   Offering
                             Share (1)   Price (1)
-----------------------------------------------------------------
Common Stock,
par value $2.00
per share.... 12,000,000 Shares
                             $47.125  $565,500,000   $195,000
Junior Participating
Preferred Stock Purchase
Rights....... 12,000,000 Rights
-----------------------------------------------------------------
(1) Pursuant to Rule 457(h) under the Securities Act of 1933, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for the purpose of calculating the registration fee and are based upon the maximum price at which the options may be exercised.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.

=================================================================

                            PART II

Item 3.  Incorporation of Certain Documents By Reference.

      There are incorporated herein by reference the following documents of the Corporation heretofore filed by it with the Securities and Exchange Commission:

       (i) Annual Report on Form 10-K for the year ended December 31, 1994, filed pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act") including, without limitation, the portions of The Chase Manhattan Corporation 1994 Annual Report incorporated therein.

       (ii) Quarterly Reports on Form 10-Q for the quarters ended
March 31, 1995 and June 30, 1995 filed pursuant to Section 13 of the Exchange Act.

        (iii) Current Reports on Form 8-K dated January 17, 1995, January 17, 1995, January 26, 1995, April 17, 1995, April 19,
1995,  May  2,  1995, May 4, 1995, May 17, 1995, July  17,  1995,
August 28, 1995 and October 16, 1995 filed pursuant to Section 13 of the Exchange Act.

        (iv) Definitive Proxy Statement dated March 10, 1995, filed pursuant to Section 14 of the Exchange Act and used in connection with the 1995 Annual Meeting of Stockholders.

        (v)  Definitive Proxy Statement/Prospectus dated  October
31, 1995, filed as part of a Registration Statement on Form S-4 under the Securities Act of 1933 (No. 33-63833).

       (vi) The description of the Common Stock contained in Item 14 of the Corporation's General Form for Registration of Securities on Form 10, as amended by amendments thereto on Form 8 filed June 20, 1969, April 8, 1988, May 17, 1990 and April 19, 1993.

        (vii)   The  description  of  the  Corporation's   Junior
Participating  Preferred Stock Purchase Rights contained  in  the
Registration Statement on Form 8-A filed February 17, 1989, as amended.

     All documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the Registration Statement which indicates that all of the shares of Common Stock offered hereunder have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. The foregoing incorporation by reference shall not include any information described in Item 402(a)(8) of the Commission's Regulation S-K.


Item 4.  Description of Securities.

      Only securities registered under Section 12 of the Exchange
Act  are being offered and the information required by this  item
is  incorporated  by  reference herein.   See  "Incorporation  of
Certain Documents by Reference."

Item 5.  Interests of Named Experts and Counsel.

      The consolidated financial statements of the Corporation as of December 31, 1994 and 1993 and for each of the years in the three-year period ending December 31, 1994 incorporated in this Prospectus by reference to the Corporation's Annual Report on Form 10-K for the year ended December 31, 1994, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The validity of the shares of Common Stock offered hereunder will be passed upon for the Corporation by Robert B. Adams, Senior Vice President and Deputy General Counsel of the Corporation and The Chase Manhattan Bank, N.A. As of September 30, 1995, Mr. Adams was the beneficial owner of or had options to purchase less than 0.1% of the outstanding shares of Common Stock of the Corporation.

Item 6.  Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law provides for the indemnification of directors and officers of corporations organized thereunder in certain circumstances. In addition, said
Section 145 grants to each such corporation the power to indemnify its directors and officers against liability for certain of their acts.

     The Restated Certificate of Incorporation and By-Laws of the Corporation provide that directors and officers of the Corporation shall be indemnified to the fullest extent permitted by the laws of the State of Delaware against liability for certain of their acts.

      Directors' and officers' liability insurance has also been obtained by the Corporation, the effect of which is to indemnify the directors and officers of the Corporation against certain damages and expenses because of certain claims made against them caused by their negligent act, error or omission.


Item 7.  Exemption From Registration Claimed.

       This item is not applicable.

Item 8.  Exhibits.

          *4.1  Restated  Certificate  of  Incorporation  of  the
          Corporation   (incorporated  herein  by  reference   to
          Exhibit   (4)(r)  to  the  Corporation's   Registration
          Statement on Form S-3, File No. 33-58144).

          *4.2 Certificate of Designation, Preferences and Rights of Preferred Stock, Adjustable Rate Series N, of The Chase Manhattan Corporation (incorporated herein by reference to Exhibit 4(e) to the Corporation's Current Report on Form 8-K dated April 29, 1994, File No. 1-
          5945).

          *4.3 By-Laws of the Corporation (incorporated herein by reference to Exhibit 3(ii) to the Corporation's Current
          Report  on  Form 8-K dated May 17, 1995,  File  No.  1-
          5945).

          *4.4 Rights Agreement dated as of February 15, 1989 between The Chase Manhattan Corporation and The Chase Manhattan Bank, N.A. as Rights Agent (incorporated herein by reference to Exhibit 28 to the Corporation's Annual Report on Form 10-K for the year ended December 31, 1988, File No. 1-5945).

          *4.5 Amendment, dated as of August 27, 1995, to the Rights Agreement (incorporated herein by reference to Exhibit 4(b) to the Corporation's Current Report on Form 8-K dated August 28, 1995, File No. 1-5945).

           4.6 Form of Certificate for Common Stock.

          *4.7 Form of Rights Certificate (included in Exhibit 4.4).

            5   Opinion of Robert B. Adams, Senior Vice President
          and Deputy General Counsel of the Corporation, as to the legality of the Common Stock being registered and to be issued by the Corporation.

          *20 Definitive Proxy Statement/Prospectus, dated October 31, 1995 (incorporated herein by reference to the Registration Statement on Form S-4, File No. 33-63833).

          23.1 Consent of Price Waterhouse LLP.

          23.2 Consent of Robert B. Adams (included in Exhibit 5).

          24   Power of Attorney (appearing on page 7).
__________________

* Incorporated herein by reference.

Item 9.  Undertakings

The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, of the securities offered hereby, a post-effective amendment to this Registration Statement:

           (i)   to  include any prospectus required  by  Section
10(a)(3) of the Securities Act of 1933;

           (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided,  however, that the undertakings in paragraphs  (i)  and
(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                       POWER OF ATTORNEY

     The Registrant and each person whose signature appears below hereby authorizes any agent for service named in this Registration Statement to file one or more amendments (including, without limitation, post-effective amendments) to this Registration Statement, which amendments may make such changes in this Registration Statement as such agent for service deems appropriate, and the Registrant and each such person hereby appoints any such agent for service as attorney-in-fact to execute in the name and on behalf of the Registrant and each such person, individually and in each capacity stated below, any such amendments to this Registration Statement.
                   __________________________

                           SIGNATURES

      The  Registrant.   Pursuant  to  the  requirements  of  the
Securities  Act  of 1933, the Registrant certifies  that  it  has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on this 13th day of November, 1995.

                              THE CHASE MANHATTAN CORPORATION

                              By: /s/ Thomas G. Labrecque
                                   (Thomas G. Labrecque)
                                   (Chairman of the Board)

           Pursuant to the requirements of the Securities Act  of
1933,  this  Registration  Statement  has  been  signed  by   the
following persons in the capacities and on the dates indicated.

     Signature                Capacity            Date

/s/ Thomas G. Labrecque       Director       November 13, 1995
(Thomas G. Labrecque)      Chairman of the Board
                         (Principal Executive Officer)

/s/  Donald  L. Boudreau      Director       November  13, 1995
(Donald L. Boudreau)

/s/  Richard  J. Boyle        Director       November  13, 1995
(Richard J. Boyle)

/s/ E. Michel Kruse           Director       November 13, 1995
(E. Michel Kruse)

/s/  Susan  V. Berresford    Director        November  13, 1995
(Susan V. Berresford)

/s/  M.  Anthony Burns       Director        November  13, 1995
(M. Anthony Burns)

/s/  James  L. Ferguson      Director        November  13, 1995
(James L. Ferguson)

/s/  H.  Laurance Fuller     Director        November  13, 1995
(H. Laurance Fuller)

/s/  William  H. Gray, III   Director        November  13, 1995
(William H. Gray, III)

                             Director        November  __, 1995
(David T. Kearns)

/s/  Delano  E. Lewis        Director        November  13, 1995
(Delano E. Lewis)

/s/  Paul  W. MacAvoy        Director        November  13, 1995
(Paul W. MacAvoy)

/s/  John  H. McArthur       Director        November  13, 1995
(John H. McArthur)

/s/  David  T. McLaughlin    Director        November  13, 1995
(David T. McLaughlin)

/s/  Edmund  T. Pratt, Jr.   Director        November  13, 1995
(Edmund T. Pratt, Jr.)

/s/  Henry  B. Schacht       Director        November  13, 1995
(Henry B. Schacht)

/s/  Donald  H. Trautlein    Director        November  13, 1995
(Donald H. Trautlein)

/s/  Arjun  K. Mathrani      Executive Vice  November  13, 1995
(Arjun K. Mathrani)          President and Chief
                             Financial Officer
                             (Principal Financial Officer)

/s/  Lester  J. Stephens, Jr. Senior Vice     November  13, 1995
(Lester J. Stephens, Jr.)     President and Controller
                              (Principal Accounting Officer)

                    EXHIBIT INDEX

Exhibit             Description


*4.1   Restated Certificate of Incorporation.
*4.2   Certificate  of  Designation, Preferences  and  Rights  of
       Preferred Stock, Adjustable Rate Series N.
*4.3   By-laws.
*4.4   Rights Agreement.
*4.5   Amendment to the Rights Agreement.
 4.6   Form of Certificate of Common Stock.
*4.7   Form of Rights Certificate (included in Exhibit 4.4)
 5     Opinion of Robert B. Adams.
*20    Definitive  Proxy Statement/Prospectus, dated October  31,
       1995 (incorporated herein by reference to the Registration Statement on Form S-4, File No. 33-63833).
23.1   Consent of Price Waterhouse LLP.
23.2   Consent of Robert B. Adams (included in Exhibit 5).
24     Power of Attorney (appearing on page 7).











________________________________

*   Incorporated herein by reference.










61918